Exhibit 99.2

Company Statement on Disclosure of Non-GAAP Financial Measures

The Company uses GAAP based financial measures as its primary disclosure, with supplemental non-GAAP financial measures used to improve an understanding of the financial results.

The complexity and volatility of the accounting and financial reporting for the Company’s Secured Convertible Notes has been a major focus of the Company’s management and investors. To help investors better understand the complexity of the accounting for the Notes, the Company provided significant disclosure in its Annual Report on Form 10-K for the fiscal year ended January 28, 2006. Management presents certain historic financial information in this release that excludes the non-cash charges for the ratable write-off of unamortized debt discounts, deferred financing costs and accrued interest when Notes are converted. Given the unique nature of these charges and their volatility, management believes that presenting financial information without these charges helps investors better understand the Company’s current operating performance. Management believes the magnitude of the charges when conversions occur can impact investors’ understanding of the Company’s business results in such periods. Explicit disclosure of these impacts provides meaningful information to investors.

The Company has a performance-based stock arrangement with a consultant that is significantly impacted by changes in the Company’s stock price. The agreement itself and the underlying accounting are complex and create financial statement impacts that are volatile. In order to give investors a complete understanding of the arrangement and its impact, significant disclosure of the agreement and related accounting was made in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006. Management presents certain historic financial information in this release that excludes the impact of non-cash stock compensation. Given the unique nature of the consulting arrangement as the single largest component of this expense, management believes the magnitude of the charges when there is a significant change in the Company’s stock price can impact investors’ understanding of the Company’s business results for the periods presented. Explicit disclosure of these impacts provides meaningful information to investors.